Exhibit 16.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated December 27, 2023 relating to the financial statements and financial highlights, which appear in the 2023 Annual Reports to Shareholders of the Credit Suisse Managed Futures Strategy Fund and Credit Suisse Multialternative Strategy Fund, each a series of Credit Suisse Opportunity Trust, for the year ended October 31, 2023. We also consent to the references to us under the headings “Miscellaneous Information” and "Financial Highlights of Acquired Funds” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

August 19, 2024

Appendix A

CREDIT SUISSE MANAGED FUTURES STRATEGY FUND

CREDIT SUISSE MULTIALTERNATIVE STRATEGY FUND

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